UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 8, 2017

CAREY CREDIT INCOME FUND – I
(Exact Name of Registrant as Specified in Charter)

Delaware	814-01091	47-2009064
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Rockefeller Plaza
New York, New York		10020
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Trustees or Certain Officers; Election of Trustees; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

W. P. Carey Inc., the parent of Carey Credit Income Fund's investment advisor Carey Credit Advisors, LLC ("CCA"), recently announced its decision to exit retail fundraising and to focus on its core real estate business. Effective as of September 11, 2017, CCA will resign as investment advisor to Carey Credit Income Fund and Guggenheim Partners Investment Management, LLC (“Guggenheim”) will take over management of Carey Credit Income Fund as the interim investment adviser. In connection with this transition, certain changes have also been made in Carey Credit Income Fund - I's (the "Company’s") officers and board of trustees.

On September 8, 2017, Mark J. DeCesaris resigned, effective as of the close of business on September 8th, from his positions as Chief Executive Officer and as a member of the Board of Trustees (the “Board”) of the Company. Mr. DeCesaris did not resign due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On September 8, 2017, Kamal Jafarnia resigned, effective as of the close of business on September 8th, from his position as Senior Vice President of the Company. Mr. Jafarnia did not resign due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On September 8, 2017, Matthew S. Bloom was elected as Chief Executive Officer and President of the Company. Also on September 8, 2017, the Board appointed Mr. Bloom as chairman of the Board of Trustees. Previously, on August 18, 2017, the Board had appointed Mr. Bloom as a member of the Board of Trustees, effective as of that date.

Mr. Bloom serves as a Senior Managing Director and Head of Research for Guggenheim’s Corporate Credit Group, and has been with Guggenheim Partners since 2006. During his career at the firm, Mr. Bloom has been an analyst covering a variety of sectors, and subsequently led an industry team that focused on investing in the consumer, financial, food, gaming, industrials, retail, services, and transportation sectors. In addition, in his capacity as a senior analyst and as a team leader, Mr. Bloom has sourced and structured directly negotiated middle market debt investments. Prior to joining Guggenheim, Mr. Bloom worked as an attorney at Skadden, Arps, Slate, Meagher & Flom in the Mergers and Acquisitions and Banking and Institutional Investing groups. Mr. Bloom received his BS from the University of Florida and his JD from Columbia University School of Law.

On September 8, 2017, the Board appointed Kevin H. Gundersen as a member of the Board of Trustees. Mr. Gundersen, age 40, serves as Senior Managing Director of Guggenheim Partners and has been with Guggenheim Partners since 2002.

Mr. Gundersen is a Senior Managing Director and portfolio manager in Guggenheim’s Corporate Credit Group. He is a member of the Investment Committee overseeing Guggenheim’s corporate credit investing activities, and has been with Guggenheim Partners since 2002. He has over a decade of experience in the high yield and leverage loan asset class. During his career at the firm, Mr. Gundersen has been an analyst covering a variety of sectors, and subsequently led an industry team that focused on investing across the capital structure in the media, telecommunications and technology sectors. In addition, in his capacity as a senior analyst and as a team leader, Mr. Gundersen has sourced and structured directly negotiated middle market debt investments. Prior to joining Guggenheim, Mr. Gundersen worked at GeoTrust, a technology company focused on eCommerce security solutions. Mr. Gundersen received his A.B. from Harvard University. He has earned the right to use the Chartered Financial Analyst® designation and is a member of the CFA Institute.

On September 8, 2017, the Board appointed Kevin Robinson as Senior Vice President of the Company. Mr. Robinson, age 58, serves as Senior Managing Director of Guggenheim Partners and has been with Guggenheim Partners since 2010.

Mr. Robinson is a Senior Managing Director of Guggenheim Partners and General Counsel of Guggenheim Investments. Mr. Robinson additionally oversees the legal, compliance and governance function for the holding company and Guggenheim’s investment advisory business. Prior to joining Guggenheim, Mr. Robinson held positions at Claymore Group, where he served as General Counsel; NYSE Group, Inc. (f/k/a Archipelago Holdings, Inc.), where he was Associate General Counsel and Assistant Corporate Secretary; and ABN Amro, Inc. where he was Senior Vice President and Associate General Counsel. Mr. Robinson’s financial services industry experience began in 1989 as Senior Counsel in the Enforcement Division of the U.S. Securities and Exchange Commission. Mr. Robinson is a graduate of Coe College and The University of Iowa College of Law.
On September 8, 2017, the Board appointed Dina DiLorenzo as Senior Vice President of the Company. Ms. DiLorenzo, age 46, serves as Senior Managing Director and Chief Operating Officer of Guggenheim Investments and has been with Guggenheim Investments since 2005.

Ms. DiLorenzo is a Senior Managing Director and Chief Operating Officer of Guggenheim Investments. She joined Guggenheim in 2005. Prior to joining Guggenheim Partners, Ms. DiLorenzo held senior positions at Smith Barney, UBS and JP Morgan. Dina has over 20 years of experience in investment advisory services, with an emphasis on client services as well as building governance and operational infrastructures for trade processes, fund administration, performance reporting, compliance and product development. Ms. DiLorenzo is a member of the Guggenheim Partners Management Committee, Finance and Planning Committee, as well as the Women’s Innovation and Inclusion Network. Ms. DiLorenzo earned a Bachelor of Arts degree in Economics from Lehigh University and the FINRA Series 3, 4, 7, 24, 30, 32, 53, 63 and 65 licenses.

On September 8, 2017, the Board appointed Richard Cheung as Senior Vice President of the Company. Mr. Cheung, age 38, serves as Managing Director and Head of Fund Accounting at Guggenheim Partners and has been with Guggenheim Partners since 2008.

Mr. Cheung is a Managing Director and Head of Fund Accounting at Guggenheim Partners.  He joined Guggenheim in May 2008 and is responsible for overseeing the preparation of financial statements, financial reports, special analysis, and information reports on a monthly, quarterly and annual basis both for internal and external constituents. He manages the accounting team and coordinates the annual fund audits and relevant federal and state tax filings. Prior to joining Guggenheim, Mr. Cheung worked at Silver Point Capital, an investment advisor focused on credit and special situation investments, where he managed all aspects of the financial month end close process as well as the annual fund audits and preparation of financial statements. Before joining Silver Point Capital, Mr. Cheung was at Ernst & Young LLP where he managed audits in various asset management firms specializing in hedge funds and collateralized debt obligations. Mr. Cheung received his BS in Accounting and Finance from New York University.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CAREY CREDIT INCOME FUND – I

Date: September 8, 2017	By:	/s/ Paul S. Saint-Pierre
PAUL S. SAINT-PIERRE
Chief Financial Officer